SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of February 19, 2013, by and among Cytomedix, Inc., a Delaware corporation, with headquarters located at 209 Perry Parkway, Suite 7 Gaithersburg, MD 20877 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Placement Agent Agreement (the “PAA”), dated February 19, 2013, by and between the Company and Burrill, LLC (the “Placement Agent”).

WHEREAS:

A.           The offering and sale of the Securities (as defined below) are being made pursuant to (i) a currently effective shelf registration statement on Form S-3, which has at least $35,000,000 in unallocated securities registered thereunder, including the “base” prospectus contained therein (Registration Number 333-183704) (the “Registration Statement”), which Registration Statement has been declared effective in accordance with the Securities Act of 1933, as amended (the “1933 Act”), by the United States Securities and Exchange Commission (the “SEC”), (ii) if applicable, certain “free writing prospectuses” (as the term is defined under Rule 405 of the 1933 Act that have been or will be filed with the SEC and delivered to each Buyer on or prior to the date hereof, and (iii) a prospectus supplement pursuant to Rule 424(b) under the 1933 Act (the “Prospectus Supplement” and together with the “base” prospectus, the “Prospectus”) containing certain supplemental information relating to the Securities and the terms of this offering that will be filed with the SEC and delivered to each Buyer (or made available to each Buyer by the filing by the Company of an electronic version thereof with the SEC), along with the Company’s counterpart to this Agreement.

B.           Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) a certain number of shares (the “Shares”) of common stock, par value $.0001 per share, of the Company (the “Common Stock”) and (ii) five-year warrants (the “Warrant,” collectively, the “Warrants”) to purchase a certain number of shares of Common Stock in substantially the form attached hereto as Exhibit A, for the Purchase Price (as defined below) set forth opposite such Buyer’s name in columns (3) and (4) on the Schedule of Buyers (which aggregate amount for all Buyers together shall be 9,090,900 shares of Common Stock and 6,363,630 Warrants, and shall collectively be referred to herein as the “Securities”).

NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Company and each Buyer hereby agree as follows:

1.          PURCHASE AND SALE OF SECURITIES.

(a)          Purchase of Securities.

Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date the number of Shares and Warrants as is set forth opposite such Buyer’s name in columns (3) and (4) on the Schedule of Buyers. The Closing (as defined below) shall occur on the Closing Date (as defined below).

(b)          Purchase Price. The purchase price for the Securities to be purchased by each Buyer at the Closing shall be $0.55 per unit, consisting of 1 share of common stock and the equivalent of five-year warrants to purchase 0.70 shares of common stock (the “Purchase Price”).

(c)          Closing Date. Payment of the purchase price for (however, in the case of investments by the Maryland Venture Fund (Department of Business and Economic Development of the State of Maryland (hereinafter referred to as the “DBED”), execution and delivery of this Agreement to the Company), and delivery of, the Securities shall be made at a closing (the “Closing”) at the offices of SorinRand LLP, counsel for the Placement Agent, located at 515 Fifth Avenue, 13th Floor, New York, New York, at 10:00 a.m., local time, on no later than the third business day (as permitted under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (collectively with the rules and regulations promulgated thereunder, the “Exchange Act”)), after the determination of the public offering price of the Securities and entry by the Company into this Agreement (such date of payment and delivery being herein called the “Closing Date”).

(d)          Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Shares and Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions or by check, as the case may be, made payable to the order of “Cytomedix, Inc.”, and (ii) unless otherwise instructed by the Buyer, the Company shall cause Broadridge, Inc., the Company’s transfer agent (the “Transfer Agent”) through the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, to credit such aggregate number of Shares that such Buyer is purchasing as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers to such Buyer’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent SEC system. The executed Warrant shall be delivered in accordance with the terms thereof.

2.          REPRESENTATIONS AND WARRANTIES OF EACH BUYER.

Each Buyer represents and warrants with respect to only itself that:

(a)          The Buyer is purchasing the Securities for its own account, in the ordinary course of its business and the Buyer has no arrangement with any individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, foreign or domestic government (or an agency or subdivision thereof) or other entity of any kind (each, a “Person”) to participate in the distribution of the Securities. The Buyer represents that it has received the Registration Statement and the Prospectus prior to or in connection with its receipt of this Agreement. In connection with its decision to purchase the Securities, the Buyer has relied only upon the Prospectus and the documents incorporated by reference therein, and the representations and warranties of the Company contained herein and has not relied upon any representations by the representatives of the Company or the Placement Agent.

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(b)          Other than consummating the transactions contemplated hereunder, the Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, executed any purchases or sales, including “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the 1934 Act), of the securities of the Company during the period commencing as of the time that such Buyer first received a written term sheet from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Buyer that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Buyer’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Buyer’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, such Buyer has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future.

(c)          The Buyer hereby represents and warrants to the Company that it is an institutional accredited investor as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act (or their functional equivalents) and further represents and warrants to the Company (and understands that the Company shall rely upon such representations and warranties) that the Buyer also meets one of the definitions of “institutional buyer”, “financial institution”, “institutional investor”, “accredited institutional investor” or their functional equivalents under the state Blue sky laws, rules and regulations of respective jurisdiction of such Buyer’s organization or residence or, as it applies to the DBED, it is a governmental agency or instrumentality for purposes of §11-602(8) of the Corporations and Associations Article, Annotated Code of Maryland.

(d)          The Buyer hereby understands and acknowledges that there is no public market for the Warrants being offered by the Company, no such market is expected to develop, that without an active market, there will be no liquidity for the Warrants. The Buyer hereby understands and acknowledges that the Warrants may not be transferred to any Person that does not meet the requirements set forth in Section 2(c) above. The sale and issuance of the securities issuable upon exercise of such Warrants or the payment or receipt of any part of the consideration for such securities prior to exemption or qualification under the applicable state Blue Sky laws is unlawful. The rights of all parties to such Warrants are expressly conditioned upon such qualification being obtained, unless the sale is so exempt. The Buyer further understands and acknowledges that no exercise of such Warrants, in whole or in part, at any time or times after the Exercise Date and on or before the Termination Date thereof may be made except (a) in compliance with applicable Blue Sky laws or (b) if the Company has been furnished with both an opinion of counsel for the Warrant holder or any transferee, which opinion and counsel shall be reasonably satisfactory to the Company, relating to the availability of an exemption under applicable Blue Sky laws, and assurances that such exercise will be made only in compliance with the conditions of any such exemption or qualification.

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(e)          The Buyer hereby understands and acknowledges that the Warrants being offered by the Company are being acquired for investment purposes and not with a view to distribution or resale and no transfer, sale, assignment, pledge, hypothecation or other disposition of such Warrants or any interest therein may be made except (a) in compliance with applicable Blue Sky Laws or (b) if the Company has been furnished with both an opinion of counsel for the Warrant holder, which opinion and counsel shall be reasonably satisfactory to the Company, relating to the availability of an exemption under applicable Blue Sky Laws, and assurances that the transfer, sale, assignment, pledge, hypothecation or other disposition will be made only in compliance with the conditions of any such exemption.

(f)          The Buyer shall not issue any press release or make any other public announcement relating to this Agreement unless the Buyer is advised by its counsel that such press release or public announcement is required by law. The Buyer will timely make all required filings and disclosures relating to the Buyer’s purchase of the Securities as may be required under the Securities Exchange Act of 1934, as amended (the “1934 Act”), if any.

(g)          The Buyer has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Buyer and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Buyer. This Agreement has been duly executed by the Buyer and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(h)          The Buyer understands that nothing in this Agreement or any other materials presented to the Buyer in connection with the purchase or sale of the Securities constitutes legal, tax or investment advice. The Buyer has consulted such legal, tax or investment advisors as it, in its sole discretion, deems necessary or appropriate in connection with its purchase of the Securities and has not relied on the Company or the Placement Agent for any legal, tax or investment advice.

(i)          The Buyer hereby acknowledges that it is acting independently from any other investor in connection with the offering, and that it is not acting as a member of a “group” (as such term is defined in Rule 13d of the 1934 Act) with any other investor in connection with the offering.

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(j)          The Buyer hereby acknowledges and agrees that the information contained in the Prospectus is confidential and may constitute material non-public information concerning the Company. The Buyer agrees not to act on or to disclose or communicate such material non-public information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Company. The Buyer further acknowledges and agrees that it remains responsible for compliance with any and all U.S. federal and state securities laws, including, without limitation, Regulation FD. The Buyer understands that the Company will use its best efforts to file a Current Report on Form 8-K no later than the open of business on February 21, 2013 making disclosures of such information as may be required in compliance with the applicable U.S. federal and state securities laws, rules and regulations.

3.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby makes the following representations and warranties to each Buyer:

(a)          Organization and Qualification. The Company is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its Certificate of Incorporation, as amended, from time to time, Bylaws, as amended, from time to time, or other organizational or charter documents (the “Organizational Documents”). The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) an adverse effect on the legality, validity or enforceability of any Transaction Document (as defined below), (ii) a material and adverse effect on the results of operations, assets, prospects, business or financial condition of the Company, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(b)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder (collectively, the “Transaction Documents”) and otherwise to carry out its obligations hereunder and thereunder and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its Board of Directors or its shareholders in connection herewith and therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) as enforceability of any indemnification and contribution provisions may be limited under the federal and state securities laws and public policy, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

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(c)          No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) do not and will not (i) conflict with or violate any provision of the Organizational Documents, any certificate of designations, preferences and rights of any outstanding series of preferred stock, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, note, debt or other instrument (evidencing a Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations of the OTB Bulletin Board (the “Principal Market”) that the Common Stock is listed or quoted for trading on the date in question, or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(d)          Filings, Consents and Approvals. Except as may be required under the applicable provisions of the State Blue Sky statutes, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration (collectively, “Consents”) with, any Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing with the SEC of the Prospectus.

(e)          Issuance of the Securities. The issuance of the Shares and the Warrants are duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than 100% of the maximum number of shares of Common Stock issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein). The issuance of the Warrant Shares is duly authorized, and upon exercise in accordance with the Warrants, the Warrant Shares, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities has been registered under the 1933 Act, the Securities are being issued pursuant to the Registration Statement. The Registration Statement is effective and available for the issuance of the Securities thereunder and the Company has not received any notice that the SEC has issued or intends to issue a stop-order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The “Plan of Distribution” section under the Registration Statement permits the issuance and sale of the Securities hereunder and as contemplated by the other Transaction Documents. Upon receipt of the Securities, each of the Buyers will have good and marketable title to the Securities. The Registration Statement and any prospectus included therein, including the Prospectus, complied in all material respects with the requirements of the 1933 Act and the rules and regulations of the SEC promulgated thereunder and all other applicable laws and regulations.

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(f)          Capitalization. The capitalization of the Company is as set forth in the Prospectus. Except as set forth in the Prospectus, the Company has not issued any capital stock since its most recently filed periodic report under the 1934 Act, other than pursuant to the exercise of employee stock options under the Company’s equity incentive plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of any stock or securities (including stock options of the Company) convertible into or exercisable or exchangeable for Common Stock (“Common Stock Equivalents”) outstanding as of the date of the most recently filed periodic report under the 1934 Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in the Prospectus or (i) as a result of the purchase and sale of the Securities, (ii) pursuant to the Company’s equity incentive plans and (iii) pursuant to agreements or instruments, filed as exhibits to SEC Reports incorporated by reference into the Prospectus Supplement, as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. All of the outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. Except as set forth in the Company’s public filings under the Exchange Act, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(g)          SEC Reports. The Company has filed all reports required to be filed by it under the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed and/or subsequently amended or restated, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement and the Prospectus, complied in all material respects with the requirements of the 1933 Act and the rules and regulations of the SEC promulgated thereunder, and none of such Registration Statement or the Prospectus, contain or contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the case of any prospectus in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing or as subsequently amended or restated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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(h)          Disclosure. Except for information relating to the transactions contemplated by the Transaction Documents, set forth in the Prospectus Supplement with respect to the Securities as required under and in conformity with the 1933 Act, or in the SEC Reports, the Company confirms, covenants and warrants that neither it nor any Person acting on its behalf, including the Placement Agent, has provided any of the Buyers or their agents or counsel with any information that the Company believes constitutes material, non-public information. Furthermore, on the business day following the execution of this Agreement and prior to the commencement of trading on the Principal Market, the Company shall issue a press release announcing the transaction and any other material, non-public information previously disclosed by the Company or any Person acting on its behalf to any of the Buyers or their agents or counsel (the “Press Release”) and the Company shall issue a Current Report on Form 8-K disclosing the material terms hereof and including this Agreement and the Warrant as exhibits thereto within 48 hours (including any material non-public information relating thereto which has been provided by the Company or any Person acting on its behalf to any of the Buyers or their agents or counsel) of the Agreement’s execution by all parties hereto. The Company understands and confirms that the Buyers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement), taken as a whole, are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(i)          Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

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(j)          Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, including without limitation, any breach of or event of default under the Note (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company equity incentive plans. The Company does not have pending before the SEC any request for confidential treatment of information. Except as set forth in the Prospectus and for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company and its businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws.

(k)          Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its assets before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Neither the Company, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1934 Act or the 1933 Act.

(l)          Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or material for use in connection with their respective businesses and which the failure to have could reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). The Company has not received any notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person which have could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(m)          Maintenance Requirements. The Common Stock is registered pursuant to Section 12(g) of the 1934 Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act nor has the Company received any notification that the SEC is contemplating terminating such registration.

(n)          FDA. As to each product or product candidate of the Company described in the SEC Reports or other product or product candidate of the Company that is subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar foreign or domestic laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company, and the Company has not received any notice, warning letter or other communication from the FDA or any other Person, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of commercial or contract partners, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its commercial or contract partners, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its commercial or contract partners, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company and, to the knowledge of the Company, its commercial or contract partners, have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

4.          COVENANTS.

(a)          Best Efforts. Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 4, 5 and 6 of this Agreement.

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(b)          Prospectus Supplement. On or before the Closing, the Company shall have delivered the Prospectus Supplement with respect to the Securities as required under and in conformity with the 1933 Act, including Rule 424(b) thereunder.

(c)          OTC-BB Maintenance. The Company shall not take any action which would be reasonably expected to result in the termination of quotation on or suspension of the Common Stock on the Principal Market.

(d)          Warrant Shares. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance of the Warrant Shares or if the Warrant is exercised via cashless exercise, the Warrant Shares issued pursuant to any such exercise shall be issued free of all legends. If at any time following the date hereof a Buyer (or holder) provides a notice of exercise with respect to a Warrant to the Company and at such time the Registration Statement (or any subsequent registration statement registering the sale of the Warrant Shares) is not effective or is not otherwise available for the issuance of the Warrant Shares, the Company shall immediately notify such Buyer (or holder of the Warrants) in writing that such registration statement is not then effective and thereafter shall promptly notify such Buyer (or holder) when the registration statement is effective again and available for the issuance of the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any Purchaser to sell, any of the Warrant Shares in compliance with applicable federal and state securities laws). If at any time following the date hereof the Registration Statement is not effective or is not otherwise available for the issuance of the Securities or any prospectus contained therein is not available for use, the Company shall immediately notify the holders of the Securities in writing that the Registration Statement is not then effective or a prospectus contained therein is not available for use and thereafter shall promptly notify such holders when the Registration Statement is effective again and available for the issuance of the Securities or such prospectus is again available for use.

(e)          Furnishing of Information. Until the earlier of the time that (i) no Buyer owns Securities or (ii) the Warrants have terminated or expired, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act. As long as any Buyer owns Securities, if the Company is not required to file reports pursuant to the 1934 Act, it will prepare and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will use commercially reasonable efforts to take such further action as any Buyer (which at such time owns any Shares or Warrants) may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the 1933 Act, including without limitation, within the requirements of the exemption provided by under Rule 144.

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(f)          Limitation on Short Sales and Hedging Transactions. Each Buyer severally and not jointly with the other Buyers, covenants that neither it, nor any "affiliate" (as that term is defined under Rule 405 of the 1993 Act) acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including "short sales" (as such term is defined in Section 242.200 of Regulation SHO of the 1934 Act), of any of the Company's securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Press Release. Each Buyer, severally and not jointly with the other Buyers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the Press Release, such Buyer will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Buyer makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Press Release, (ii) no Buyer shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Press Release and (iii) no Buyer shall have any duty of confidentiality to the Company or its Subsidiaries after the issuance of the Press Release. Notwithstanding the foregoing, in the case of a Buyer that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Buyer's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Buyer's assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

5.          CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Securities to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)          Such Buyer shall have executed this Agreement and delivered the same to the Company.

(ii)         Such Buyer shall have delivered to the Company the Purchase Price for the Securities being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company or by check as set forth in Section 1(d) hererinabove.

(iii)        The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

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6.          CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)          The Company shall have executed and delivered to such Buyer each of the Transaction Documents.

(ii)         The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(iii)        The Common Stock (I) shall be quoted on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from quotation on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either in writing by the SEC or the Principal Market.

(iv)        The Registration Statement shall be effective and available for the issuance and sale of the Securities hereunder and the Company shall have delivered to such Buyer the Prospectus as required thereunder.

7.          TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on the Closing Date due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

8.          MISCELLANEOUS.

(a)          Governing Law; Venue. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware; provided, however, in the event that any legal proceeding is brought against the DBED or the State of Maryland in connection with such entity’s investment in the Securities hereunder, the parties to any such dispute agree to submit to the venue of the Maryland courts for purposes of resolving any and all such disputes.

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(b)          Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(c)          Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)          Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)          Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of the Securities, or, if prior to the Closing Date, those Buyers listed on the Schedule of Buyers. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f)          Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Cytomedix, Inc.
209 Perry Parkway, Suite 7
Gaithersburg, MD 20877
Tel: (240) 499-2680
Fax: (240) 499-2690
Attn: Chief Financial Officer

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If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)          No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(h)          Grant of Right. The Affiliate Buyer (as defined below) shall have the right to include the Registrable Securities (as defined below) as part of any other registration of securities filed by the Company (other than a registration statement (i) filed in connection with any employee stock option or other benefit plan pursuant to Form S-8 or any equivalent form, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for a dividend reinvestment plan, or (iv) filed by the Company to register certain securities of the Company issuable to the Lincoln Park Capital Fund, LLC (“LPC”) pursuant to the terms of those certain Purchase Agreement and Registration Rights Agreement, each by and between the Company and LPC, each dated as of February 18, 2013, in each case on the same terms and conditions as any similar securities of the Company being registered (other than duration of the registration rights, which shall be governed solely by this Section8(h) and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof only to the extent such Registrable Securities have not been previously registered for resale by the Affiliate Buyer or are otherwise able to be resold without restriction; provided, however, that, in the case of an underwritten offering, if, in the written opinion of the Company’s managing underwriter or underwriters, if any, for such offering, the inclusion of the Registrable Securities, when added to the securities being registered by the Company or the selling stockholder(s), will exceed the maximum amount of the Company’s securities which can be marketed without materially and adversely affecting the entire offering, then the Company will still be required to include the Registrable Securities, but may require the Affiliate Buyer to agree, in writing, to delay the sale of all or any portion of the Registrable Securities for a period of ninety (90) days from the effective date of the underwritten offering, provided, further, that if the sale of any Registrable Securities is so delayed, then the number of securities to be sold by all selling stockholders in such underwritten offering during such ninety (90) day period shall be apportioned pro rata among all such selling stockholders, including all holders of the Registrable Securities, according to the total amount of securities of the Company owned by said selling stockholders, including all holders of the Registrable Securities. Notwithstanding the foregoing, to the extent that the Registrable Securities have not been registered by the Company as contemplated above at the time the Company is required to file a registration statement in connection with the final Milestone Event (the “Milestone Event Registration Statement”) as set forth in Section 9.7 of that certain Exchange And Purchase Agreement dated February 8, 2012, by and among the Company, Aldagen, Inc., a Delaware corporation, and Aldagen Holdings, LLC, a North Carolina limited liability company (the “Agreement”), the Affiliate Buyer shall have the right to include such Registrable Securities in the Milestone Event Registration Statement. Capitalized terms used in this paragraph and not defined herein shall have the meanings given such terms in Section 9.7 of the Agreement.

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The Company shall bear all fees and expenses attendant to registering the Registrable Securities contemplated hereunder, but the Affiliate Buyer shall pay any and all underwriting commissions. In the event of such a proposed registration, the Company shall furnish the then Affiliate Buyer of outstanding Registrable Securities with not less than ten (10) days written notice prior to the proposed date of filing of such initial registration statement. Such notice to the Affiliate Buyer shall continue to be given for each initial registration statement filed by the Company until such time as all of the Registrable Securities have been sold by the Affiliate Buyer. The holders of the Registrable Securities shall exercise the "piggy-back" rights provided for herein by giving written notice, within five (5) days of the receipt of the Company's notice of its intention to file a registration statement. As used in this Section, the term “Affiliate Buyer” means a Buyer of the Securities who is deemed an “affiliate” of the Company as such term is defined under the 1933 Act and rules and regulations promulgated thereunder.

As used in this Section, the term “Registrable Securities” means (i) all of the Securities and the Warrant Shares which may from time to time be issued or issuable to the Buyer under this Agreement (without regard to any limitation or restriction on purchases), and (ii) any shares of capital stock issued or issuable with respect to the Securities and the Warrant Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

(i)          Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

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IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to the Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

CYTOMEDIX, INC.

By:	/s/ Martin P. Rosendale

Name:	Martin P. Rosendale
Title:	Chief Executive Officer

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IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to the Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:

By:	/s/ Jonathan Cope

Name: Jonathan Cope
Title: President

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SCHEDULE OF BUYERS

(1) Name of Buyer Purchasing The Securities	(2) Address, Contact Person, Telephone and Facsimile Number of the Buyer	(3) Number of Common Stock Purchased Hereunder	(4) Number of Warrants Purchased Hereunder	(5) Aggregate Purchase Price

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Exhibit A

Form of Warrant

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